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                                                                    Exhibit 23.1


              AUDITORS' REPORT AND CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
Electronics Boutique Holdings Corp.:

The audits referred to in our report dated March 8, 2000, included the related financial statement schedule as of January 30, 1999 and January 29, 2000 and for each of the years in the three-year period ended January 29, 2000, included in this annual report on Form 10-K. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement schedule based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly in all material respects the information therein.

We consent to incorporation by reference in the Registration Statement (No. 333-65463) on Form S-8 of Electronics Boutique Holdings Corp. and subsidiaries of our reports included herein.

/s/ KPMG LLP


Philadelphia, PA
April 27, 2000